Exhibit 10.1

AMENDED AND RESTATED

CONSOLIDATED PROMISSORY NOTE

$15,514,982	As of October 1, 2026

Slam Corp., a Cayman Islands exempted company (the “Maker”), hereby promises to pay to the order of Slam Sponsor, LLC, a Cayman Islands limited liability company, or its permitted successors and assigns (the “Payee”), the aggregate principal amount set forth on Schedule A hereto, as such amount may be reduced from time to time in accordance with this Note (the “Principal Amount”), together with interest thereon, on the terms set forth below.

WHEREAS, Maker previously issued to Payee the following promissory notes (collectively, the “Prior Notes”): (i) the promissory note dated November 30, 2021, in the original principal amount of $400,000; (ii) the promissory note dated April 6, 2022, in the original principal amount of $150,000; (iii) the promissory note dated May 31, 2022, in the original principal amount of $120,000; (iv) the promissory note dated August 31, 2022, in the original principal amount of $150,000; (v) the promissory note dated December 28, 2022, in the original principal amount of $654,000 (the Prior Notes described in clauses (i) through (v), the “Working Capital Notes”) (vi) the promissory note dated February 21, 2023, providing for borrowings of up to $10,447,000 as amended and restated on August 23, 2024 to increase the total principal amount to $10,947,000; (vii) the promissory note dated May 26, 2023, in the original principal amount of $700,000; (viii) the promissory note dated August 18, 2023, in the original principal amount of $800,000; and (ix) the promissory note dated December 27, 2024, providing for borrowings of up to $600,000 and (x) the promissory note dated May 15, 2025, providing for borrowings of up to $1,500,000;

WHEREAS, the parties desire to amend, restate and consolidate the Prior Notes into this single Note, to terminate all remaining rights and obligations to make additional advances under the Prior Notes, to terminate the warrant conversion right contained in the Prior Note dated November 30, 2021 and to modify certain other terms of the indebtedness evidenced by the Prior Notes; and

WHEREAS, the parties intend that the execution and delivery of this Note will not constitute payment, satisfaction, discharge or novation of the indebtedness actually funded and remaining unpaid under the Prior Notes.

NOW, THEREFORE, the parties agree as follows:

1. Amendment, Restatement and Consolidation. Effective as of the date first written above (the “Effective Date”), the Prior Notes are hereby amended, restated, consolidated and superseded in their entirety by this Note. From and after the Effective Date, all indebtedness actually funded and remaining unpaid under the Prior Notes shall be evidenced exclusively by this Note, without duplication. The allocation of the Principal Amount among the Prior Notes is set forth on Schedule A.

2. Principal; No Further Advances. The Principal Amount consists solely of amounts actually advanced to or for the benefit of Maker under the Prior Notes and remaining unpaid as of the Effective Date. No additional advance may be requested, made or required under any Prior Note, and all undrawn commitments and further funding rights or obligations under the Prior Notes are irrevocably terminated, including the undrawn balance of $506,018 under the promissory note dated May 15, 2025.

3. Interest. Commencing on the Effective Date, the unpaid Principal Amount shall bear interest at a rate per annum equal to the Prime Rate, as published in the Wall Street Journal, adjusted as applicable on the date of any change in the applicable rate and calculated on the basis of a 365-day year for the actual number of days elapsed. No interest shall be deemed to have accrued under this Note before the Effective Date. Accrued interest shall be payable at the same time and on the same terms as principal and shall not compound.

4. Maturity and Repayment. The outstanding Principal Amount, together with all accrued and unpaid interest and all other amounts payable under this Note, shall be due and payable on the fifth (5th) anniversary of the Effective Date (the “Maturity Date”). The consummation of Maker’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) shall not accelerate the Maturity Date. If Maker liquidates without consummating a Business Combination, this Note shall not be repaid and all amounts owed hereunder shall be forgiven, except to the extent Maker has funds available outside the trust account established in connection with its initial public offering (the “Trust Account”). Maker may prepay this Note, in whole or in part, at any time without premium or penalty; provided that, following receipt by Maker of written notice that a secured party is entitled to receive payments under the applicable collateral documents, any such prepayment shall be made in accordance with the written instructions of such secured party.

5. Maker Settlement Option. Maker may, at any time, by written notice to Payee not fewer than twenty (20) business days before the settlement date specified therein, which shall be no later than the Maturity Date (the “Settlement Date”), elect to pay all or any portion of the amounts outstanding under this note in Class A ordinary shares of Maker (or, following a Business Combination, the common equity of Maker’s successor or publicly traded parent into which such shares were converted or exchanged) (“Settlement Shares”). Settlement Shares shall be valued at their volume-weighted average price for the twenty (20) consecutive trading days ending on the third (3rd) trading day before the Settlement Date. If the Settlement Shares are not then listed on a national securities exchange, they shall be valued at fair market value as determined in good faith by Maker’s board of directors acting through directors disinterested with respect to Payee or, if there are none, by an independent valuation firm selected by the board. Maker may make such election only to the extent that, as of the Settlement Date, it has sufficient authorized and unreserved shares, has obtained all approvals required under its organizational documents, applicable exchange rules and law, and may issue the Settlement Shares in a transaction exempt from registration under the Securities Act of 1933, as amended. Maker shall have no obligation to reserve shares or seek any approval to permit such election. Settlement Shares shall be duly authorized, validly issued, fully paid and non-assessable, cash shall be paid in lieu of fractional shares, Payee shall provide customary investment representations, and the issuance shall satisfy the amount so settled dollar-for-dollar. Any settlement under this Section 5 before the Maturity Date shall constitute a prepayment for purposes of Section 4.

6. Termination of Warrant Conversion Right. Payee hereby irrevocably waives, releases and terminates the warrant conversion right contained in the promissory note dated November 30, 2021, and such right shall have no further force or effect.

7. Alternative Settlement by Mutual Agreement. Maker and Payee may, at any time, agree in a writing signed by both parties to satisfy all or any portion of the outstanding Principal Amount, accrued interest or other amounts payable under this Note through the transfer or issuance of cash, securities or other property, upon such valuation, terms and conditions as the parties may agree at that time. Except for Maker’s election under Section 5, no party shall have a unilateral right to require an in-kind settlement. Any in-kind settlement involving securities of Maker shall be subject to all required corporate approvals, applicable law, and any required securities-law documentation and filings at the time of settlement.

8. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees, then to the payment of accrued and unpaid interest, and finally to the reduction of the unpaid Principal Amount.

9. Events of Default. Each of the following constitutes an “Event of Default”:

(a) Failure to Make Required Payments. Failure by Maker to pay any principal, accrued interest or other amount payable under this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

10. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 9(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the outstanding Principal Amount, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any document relating hereto to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 9(b) or 9(c), the outstanding Principal Amount, all accrued and unpaid interest and all other sums payable with regard to this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) Notwithstanding the foregoing, all rights and remedies under this Section remain subject to Section 16.

11. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

12. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note and agrees that its liability hereunder shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

13. Assignment; Collateral Assignment. Neither party may assign this Note or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Payee may pledge or collaterally assign this Note and its rights hereunder as security for obligations of Payee, without further consent of Maker. Before enforcement of such pledge or collateral assignment, Payee shall remain entitled to exercise all rights under this Note. Following an enforcement event under the applicable collateral documents and written notice to Maker, the secured party may exercise the rights of Payee under this Note, subject to all defenses, limitations and restrictions applicable to Payee, including Section 16. No assignment shall release Payee from any obligation under this Note unless Maker expressly agrees in writing. Following receipt by Maker of written notice that a secured party is entitled to receive payments under the applicable collateral documents, Maker shall make all payments under this Note in accordance with the written instructions of such secured party.

14. Cooperation with Collateral Assignment. Upon any pledge or collateral assignment of this Note by Payee and delivery of written notice thereof to Maker, Maker shall, at Payee’s or the applicable secured party’s reasonable request and expense, execute and deliver such acknowledgments, notices, estoppel certificates and other instruments as may be reasonably requested to evidence such pledge or collateral assignment and to facilitate the perfection and enforcement of the secured party’s security interest in this Note. Maker shall reflect such pledge or collateral assignment on its books and records and shall acknowledge that any original executed counterpart of this Note may be delivered to and held by or on behalf of the secured party. Nothing in this Section shall require Maker to determine or acknowledge the validity, perfection or priority of any security interest or to execute any document that would modify Maker’s obligations, increase Maker’s liabilities or diminish Maker’s rights or defenses under this Note.

15. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by email, in each case to the following addresses or to such other address as either party may designate by notice in accordance with this Section.

If to Maker: Slam Corp. c/o Digital Investment Strategy, LLC 1930 Village Center Circle #3-5891 Las Vegas, Nevada 89134	If to Payee: Slam Sponsor, LLC c/o Digital Investment Strategy, LLC 1930 Village Center Circle #3-5891 Las Vegas, Nevada 89134

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date on which an email transmission is received by the receiving party’s email system, provided that no delivery-failure notice is received by the sender, (iii) the date reflected on a signed delivery receipt or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

16. Trust Waiver. Notwithstanding anything herein to the contrary, Payee, on behalf of itself and its successors and assigns, including any secured party, hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account established in connection with Maker’s initial public offering of securities, including the deferred underwriters’ discounts and commissions and the proceeds of the sale of warrants issued in a private placement in connection with the consummation of such initial public offering, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with such initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against such Trust Account for any reason whatsoever.

17. Representations Regarding Prior Notes. Each party acknowledges and agrees that Schedule A sets forth the complete and accurate amount of indebtedness actually funded and remaining unpaid under each Prior Note as of the Effective Date. Except for the indebtedness reflected on Schedule A, neither party shall have any further payment, funding, conversion or other right or obligation under any Prior Note.

18. Governing Law. This Note shall be construed and enforced in accordance with the domestic, internal laws, but not the law of conflicts of laws, of the State of New York.

19. Amendments; Waivers. This Note may be amended, and any provision may be waived, only by a writing signed by Maker and Payee; provided that, while this Note is subject to a pledge or collateral assignment of which Maker has received written notice, no amendment or waiver materially adverse to the applicable secured party shall be effective without such secured party’s prior written consent.

20. Severability. If any provision of this Note is held invalid or unenforceable in any jurisdiction, such provision shall be ineffective in that jurisdiction only to the extent of such invalidity or unenforceability, without affecting any other provision or the enforceability of that provision in any other jurisdiction.

21. Counterparts; Electronic Signatures. This Note may be executed in counterparts, each of which shall be deemed an original and all of which together constitute one instrument. Signatures delivered electronically shall be effective as originals.

22. Entire Agreement. This Note and Schedule A constitute the entire agreement of Maker and Payee with respect to the indebtedness evidenced by the Prior Notes and supersede all prior and contemporaneous understandings relating thereto. For the avoidance of doubt, this Section does not supersede any separate collateral document except as expressly stated therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Consolidated Promissory Note as of the Effective Date.

SLAM CORP.

By:	/s/ Joseph Buttram
Name:	Joseph Buttram
Title:	Chief Executive Officer

SLAM SPONSOR, LLC

By:	Digital Investment Strategy, LLC, its sole member

By:	/s/ Maulin Shah
Name:	Maulin Shah
Title:	Managing Member

[Signature Page to Amended and Restated Consolidated Promissory Note]

SCHEDULE A

PRIOR NOTES AND OUTSTANDING PRINCIPAL

The following table sets forth the amounts actually funded and remaining outstanding under each Prior Note as of the Effective Date.

No.	Prior Note	Original / Maximum Amount	Amount Actually Funded	Outstanding Principal as of Effective Date
1	November 30, 2021	$400,000	$400,000	$400,000
2	April 6, 2022	$150,000	$150,000	$150,000
3	May 31, 2022	$120,000	$120,000	$120,000
4	August 31, 2022	$150,000	$150,000	$150,000
5	December 28, 2022	$654,000	$654,000	$654,000
6	February 21, 2023*	Up to $10,947,000	$10,947,000	$10,947,000
7	May 26, 2023	$700,000	$700,000	$700,000
8	August 18, 2023	$800,000	$800,000	$800,000
9	December 27, 2024	Up to $600,000	$600,000	$600,000
10	May 15, 2025	Up to $1,500,000	$993,982	$993,982
	TOTAL			$15,514,982

*	as amended